EXHIBIT  10.14

                                ROYALTY AGREEMENT

Date  effective  the  2nd  day  of  December,  1994.

BETWEEN:

          LIBERTY  TECHNICAL  SERVICES  LTD.
          body corporate, having an office in the City of Lagos, Nigeria (the "Grantor")

                                     - and -

          ABACAN  INTERNATIONAL  RESOURCE  MANAGEMENT  INC.
          a body corporate, having an office in the City of Lagos, Nigeria (the "Royalty Owner")

RECITALS:

1. The Royalty Owner was instrumental in introducing the Grantor to the Nigerian oil industry, the Indigenous Nigerian Oil Program and certain indigenous Nigerian oil concession owners;

2. The Royalty Owner was instrumental in assisting the Grantor with obtaining recognition with the Nigerian Ministry of Petroleum Resources, such recognition being a requirement of the Ministry for a company to acquire and maintain a Participating Interest in oil concession properties located in Nigeria;

3. The Grantor and Royalty Owner have agreed that the Royalty Owner shall be entitled to a gross overriding royalty on petroleum substance production by or through the Grantor in Nigeria.

NOW  THEREFORE,  the  Grantor  and  Royalty  Owner  agree  as  follows:

1. The Grantor hereby grants to the Royalty Owner, effective as of April 5, 1995, and subject to the limitations set forth in Paragraph 2 herein, an overriding royalty (the "Overriding Royalty") on any and all oil, natural gas and condensate ("Petroleum Substances") produced from Nigerian oil concession block OPL 237 ("Concession Block 237"). The gross volume of Petroleum Substances comprising the Overriding Royalty shall be three percent (3%) of the gross monthly production of Petroleum Substances generated from producing wells attributable to the Grantor. For greater certainty, the Royalty Owner shall be entitled to receive 1.501% of all Petroleum Substances produced from Concession Block 237 before payout and 0.764% of all Petroleum Substances produced from Concession Block 237 after payout. The Overriding Royalty shall not be considered to be an interest in land, but rather an interest only in the Petroleum Substances actually produced from Concession Block 237.


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2.   The grant of the Overriding  Royalty to the Royalty Owner shall not include
     Petroleum  Substances which the Grantor uses and considers to be reasonably
     necessary  for  the  Grantor's  drilling  and  production   operations  for
     Concession Block 237 and shall not include Petroleum Substances which the Grantor unavoidably loses in those drilling and production operations. These drilling and production operations include the use of the Petroleum Substances in batteries, treaters, compressors, separators, satellites and similar equipment serving only royalty wells on Concession Block 237 but shall not include the use of Petroleum Substances for any enhanced recovery operations or fuel stock for any battery or satellite serving wells in addition of royalty wells on Concession Block 237 or for any gas plant or refinery.

3. The proceeds of sale of the Overriding Royalty which the Grantor realizes from the disposition of Petroleum Substances produced from the Royalty Lands shall be subject to the same adjustments for costs and expenses of bringing the Petroleum Substances to the point of sale as the Grantor would be entitled to deduct therefrom if the Overriding Royalty were the lessor royalty accruing to the Nigerian Ministry of Petroleum Resources. Regulations pertaining to prices for the calculation of royalties payable to the Government of Nigeria for Concession Block 237 shall apply to the Petroleum Substances relating the Overriding Royalty in determining the value of the Overriding Royalty.

4. When the Grantor receives any money on account of or as the proceeds of sale of the Petroleum Substances relating to the Overriding Royalty, the Grantor shall receive that money as trustee for the Royalty Owner. The Grantor shall remit to the Royalty Owner all monies accruing to the Royalty Owner on account of the Overriding Royalty on or before the last day of the calendar month next following the calendar month in which such Petroleum Substances were sold. The Grantor shall enclose with that payment a copy of all reports the Grantor is required to submit under any applicable government regulations for the production of such Petroleum Substances and a written statement showing in reasonable detail the manner in which the Grantor calculated that payment.

5. The Grantor shall comply with all terms and conditions of the oil prospecting license or oil mining lease in effect for Concession Block 237, including the payment of rentals, royalties and the performance of all things necessary to maintain the title documents in good standing and in full force and effect, all in accordance with and subject to the provisions of the Joint Venture Agreement between the Grantor and the owner of Concession Block 469. This Clause shall not, however, obligate the Grantor to conduct any drilling, geophysical or geological operation on Concession Block 237 or to pay compensatory royalty to maintain a title document, as it pertains to Concession Block 237, in full force and effect where the requirement to conduct such operation or to pay compensatory royalty may be avoided by the surrender of lands subject to the affected title document to the issuer thereof. The Grantor shall comply with all terms and conditions of any encumbrances agreed to be borne by the Grantor.

6.   Each  Party  entitled  to  information  obtained  hereunder  may  use  such information for its sole benefit. However, the parties shall take such measures with respect to operations and internal security as are appropriate in the circumstances to keep confidential from third persons all such information, except information which the Parties have expressly agreed among themselves to release and information disclosed by a Party:

     (a) When and to the extent required by any government regulations and securities laws applicable to such Party, provided that such Party shall invoke any confidentiality protection permitted by such government regulations and securities law;


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     (b)  to an  affiliate,  provided  that such  Party  shall be deemed to have required such affiliate to maintain the confidential status of the disclosed information and that such affiliate shall be deemed to have accepted such obligation and that such Party shall be liable for any loss suffered by the Parties, or any of them, because of the failure of such affiliate to maintain such information confidential;

     (c) to a third person to which such Party has been permitted to assign a portion of its interest hereunder, provided that a binding covenant is obtained from such third person prior to disclosure which provides, inter alia, that none of such information shall be disclosed by it to any other third person;

     (d) to the technical, financial or other professional consultants of such Party which require such information to provide their services to such Party or to a bank or other financial institution from which such Party is attempting to obtain financing, provided that a binding covenant is obtained from such consultant or financier, as the case may be, prior to such disclosure, which provides, inter alia, that none of such information shall be disclosed by it to any other third person or use for any purpose other than advising such Party or providing financing to such Party, as the case may be; and

          However, the confidentiality obligation in this Clause shall not extend to information to the extent it is in the public domain, provided that specific items of information shall not be considered to be in the public domain merely because more general information is in the public domain.

7. If any Party is prevented by force majeure from fulfilling any obligation hereunder, the obligations of the Party, insofar only as its obligations are affected by the force majeure, shall be suspended while the force majeure continues to prevent the performance of such obligation and for that time thereafter as that Party may reasonably require to commence to fulfil such obligation. A Party prevented from fulfilling any obligation by force majeure shall promptly give the other Parties notice of the force majeure and the affected obligations.

     For the purpose of this Clause, "force majeure" means an occurrence beyond the reasonable control of the Party claiming suspension of an obligation hereunder, which has not been caused by such Party's negligence and which such Party was unable to prevent or provide against by the exercise of reasonable diligence at a reasonable cost and includes, without limiting the generality of the foregoing, an act of God, war, revolution, insurrection, blockage, riot, strike, a lockout or other industrial disturbance, fire, lightning, unusually severe weather, storms, floods, explosion, accident, shortage of labour or materials or government restraint, action, delay or inaction.

8. No waiver by any Party of any breach (whether actuator anticipated) of any of the covenants, provisos, conditions, restrictions or stipulations herein contained shall take effect or be binding upon that Party unless the same is expressed in writing under the authority of that Party. Any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other future breach.

9. Each Party shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as may be reasonably required in order to perform and carry on the terms of this Royalty Agreement.


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10.  This  Royalty  Agreement  supersedes  all  other  requirements,  documents, writing and verbal understandings among the Parties relating to Concession Block 237 and any production facilities, and expresses all of the terms and conditions agreed upon by the Parties with respect to the Concession Block 237.


11. This Royalty Agreement shall enure to the benefit of and shall bind the Parties, their respective successors and assigns and the heirs, executors, administrators and assigns of natural persons who are or become Parties.

12. This Royalty Agreement shall for all purposes be construed and interpreted according to the laws of England applicable therein. The courts having jurisdictions with respect to matters relating to this Royalty Agreement shall be the Courts of England.

     THIS  AGREEMENT  EFFECTIVE  as  of  the  day  and year first above written.


                                   LIBERTY TECHNICAL SERVICES LTD.


                                   Per: /s/ Wade Cherwayko
                                        -------------------

                                   ABACAN INTERNATIONAL RESOURCE MANAGEMENT INC.


                                   Per: /s/ Wade Cherwayko
                                        -------------------


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